                                                                     EXIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 to register 1,927,067 shares of common stock of our report dated February 14, 2002 relating to the financial statements of Cubist Pharmaceuticals, Inc., which appear in Cubist Pharmaceutical Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Boston, Massachusetts
September 16, 2002